EXHIBIT 10.3

SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT

THIS SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT (this "Amendment") is entered as of the 19th day of March, 2009, by and between FAIRFAX MEDICAL CENTER, LLC, a Virginia limited liability company ("Seller") and GYRODYNE COMPANY OF AMERICA, INC., a New York corporation ("Purchaser").

RECITALS:

WHEREAS, Seller and Purchaser entered into a Purchase and Sale Agreement bearing an original effective date of January 2, 2009 (the "Original Agreement"), as amended by that certain First Amendment to Purchase and Sale Agreement, dated February 16, 2009, for the purpose of correcting the effective date of the Original Agreement to February 2, 2009 (the "First Amendment") (the Original Agreement and the First Amendment collectively referred to as the "Agreement") whereby, subject to the terms and conditions contained in the Agreement, Seller agreed to sell and Purchaser agreed to purchase that certain real property and all buildings and improvements located thereon and having a street address of 10721 Main Street, Fairfax, Fairfax City, Virginia (hereinafter the "Property"); and

WHEREAS, Purchaser and Seller have agreed to amend the Agreement to reduce the Purchase Price and to reflect additional terms negotiated between the parties during the Due Diligence Period.

NOW, THEREFORE, in consideration of the mutual covenants as set forth herein, and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree and covenant as follows:

1.           The recitals set forth above are hereby incorporated as essential terms of this Amendment. Capitalized terms shall have the meaning ascribed to them in the Agreement, unless otherwise defined herein.

2.           Section 2.1 of the Original Agreement is hereby deleted in its entirety, and the following is substituted in its place and stead:

2.1. Purchase Price. The Purchase Price for the Property (the "Purchase Price" is Twelve Million Eight Hundred Ninety-one Thousand and No/100 Dollars ($12,891,000.00). The parties acknowledge that, except for prorations and adjustments to the Purchase Price made at Closing pursuant to the terms of the Original Agreement, the Purchase Price set forth in this Amendment shall be the final agreed consideration for the purchase of the Property. The parties further acknowledge that the Purchase Price set forth in this Amendment includes the reduction for ACM Remediation Cost provided in Section 2.5 of the Original Agreement.

3.           The first sentence of Section 2.4 of the Original Agreement is hereby deleted in its entirety, and the following is substituted in its place and stead:

Recordation of the Deed (as hereinafter defined), payment of the Purchase Price and the closing hereunder (the "Closing") will take place pursuant to an escrow closing on or about April 10, 2009, or a date mutually selected by Purchaser and Seller (the "Closing Date") but in no event later than April 30, 2009 (the "Outside Date").

4.           The parties acknowledge that the following units do not have the requisite occupancy or non-residential use permits: Unit 203 (Outten); Unit G-7 (Good Day Chiropractic Health Clinic, PC); Unit 105 (Fairfax Medical Center Opticians, Inc.); Unit 1100 (Jacob T. Joseph, MD); Unit 1300 (Burton & Associates, LLC); and Unit 3100 (Dr. Martin Horn). Seller shall exercise its best efforts to induce the tenants of said units to file applications with the City of Fairfax Zoning Office for the necessary occupancy permits or non-residential use permits. Said applications shall be filed before Closing. Purchaser waives the foregoing requirement with respect to Unit 203 (Outten). Except for the Seller's obligation to procure the timely filing of said applications, Purchaser hereby waives any and all claims regarding the occupancy permits or non-residential use permits for tenant premises within the Building.

5.           Seller hereby confirms that it waives any claims for recoupment for the 2006 and 2007 operating expenses of the Property from any and all tenants of the Building.

6.           Seller withdraws Exhibit 5.1.16 (Rent Roll) attached to the Original Agreement and submits New Exhibit 5.1.16 (Rent Roll), which is attached hereto and incorporated herein by this reference. Seller re-certifies all statements, representations and warranties set forth in the Original Agreement as such statements, representations and warranties pertain to New Exhibit 5.1.16.

7.           The Deed, which is attached to the Original Agreement as Exhibit 8.1.1 is hereby deleted, and a new Deed, attached hereto as New Exhibit 8.1.1, is substituted in its place and stead.

8.           The Assignment of Leases, which is attached to the Original Agreement as Exhibit 8.1.3 is hereby deleted, and a new Assignment of Leases, attached hereto as New Exhibit 8.1.3, is substituted in its place and stead.

9.           The Assignment of Contracts, which is attached to the Original Agreement as Exhibit 8.1.4 is hereby deleted, and a new Assignment of Leases, attached hereto as New Exhibit 8.1.4, is substituted in its place and stead.

10.         The Assignment of Warranties, which is attached to the Original Agreement as Exhibit 8.1.5 is hereby deleted, and a new Assignment of Warranties, attached hereto as New Exhibit 8.1.5, is substituted in its place and stead.

11.         The terms of the Agreement not otherwise affected by this Amendment remain in full force and effect and are incorporated by reference as if fully set forth herein.

12.         This Amendment is binding upon and shall inure to the benefit of the parties hereto and to their respective heirs, employees, agents, partners, affiliates, independent contractors, affiliated entities, successors, assigns, and attorneys.

13.           This Amendment may be executed simultaneously in one or more counterparts and delivered by facsimile or other electronic means, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

< SIGNATURE PAGES FOLLOW >

IN WITNESS WHEREOF, the Seller has executed this Second Amendment to Purchase and Sale Agreement on the date set forth below and effective as of the date first above-written.

SELLER:

FAIRFAX MEDICAL CENTER, LLC,
a Virginia limited liability company

/s/ John Son Chung  [SEAL]
By: John Son Chung, Managing Member

Date: 3/18 09

IN WITNESS WHEREOF, the Purchaser has executed this Second Amendment to Purchase and Sale Agreement on the date set forth below and effective as of the date first above-written.

PURCHASER:

GYRODYNE COMPANY OF AMERICA, INC.,
a New York corporation

/s/ Peter Pitsiokos   [SEAL]
By: Peter Pitsiokos, Chief Operating Officer

Date: MARCH 18, 2009